UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012 (June 15, 2012)

American Learning Corporation

(Exact name of registrant as specified in its charter)

New York	0-14807	11-2601199
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Jericho Plaza, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 938-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

As more fully discussed below under Item 4.02, on June 18, 2012, American Learning Corporation (the “Company”) issued a press release announcing that the previously issued financial statements contained in the Company’s Annual Report on Form 10-K (“Annual Report”) for the fiscal year ended March 31, 2011 (“Fiscal 2011”) and the subsequent Quarterly Reports on Form 10-Q (“Quarterly Reports”) for the quarterly periods ended June 30, 2011, September 30, 2011 and December 31, 2011 should no longer be relied upon because of an error in the Fiscal 2011 financial statements and that those financial statements would be restated to make the necessary accounting adjustments. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 18, 2012, the Company issued a press release announcing that, on June 15, 2012, the Audit Committee of the Company’s Board of Directors (“Audit Committee”), upon the recommendation of management, concluded that the previously issued financial statements contained in the Company’s Annual Report for Fiscal 2011 and the subsequent Quarterly Reports for the quarterly periods ended June 30, 2011, September 30, 2011 and December 31, 2011 should no longer be relied upon because of an error in the Fiscal 2011 financial statements and that the Company would restate those financial statements to make the necessary accounting corrections. This error relates to a non-cash goodwill impairment charge of $70,000 which should have been recorded by the Company in the fourth quarter of Fiscal 2011. The amended financial statements for Fiscal 2011 will be included in the Company’s Annual Report for the fiscal year ended March 31, 2012.

The Audit Committee has discussed with Holtz Rubenstein Reminick LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit 99.1	Press Release of American Learning Corporation, dated June 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEARNING CORPORATION

Date: June 18, 2012	By:	/s/ Gary Gelman
Gary Gelman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of American Learning Corporation, dated June 18, 2012.